EXHIBIT 21

ROCK-TENN COMPANY

SUBSIDIARIES OF ROCK-TENN COMPANY

Innerpac Holding Company	Delaware
Innerpac, LLC	Delaware
Ling Industries, Inc.	Quebec, Canada
Ling Quebec, Inc.	Quebec, Canada
PCPC, Inc.	California
Preflex, LLC	Delaware
RockTenn-Solvay, LLC	Delaware
RockTenn-Southern Container, LLC	Delaware
Rock-Tenn Astra, LLC	Georgia
Rock-Tenn Canada Holdings, Inc.	Georgia
Rock-Tenn Company of Canada	Nova Scotia, Canada
Rock-Tenn Company of Texas	Georgia
Rock-Tenn Converting Company	Georgia
Rock-Tenn Financial, Inc.	Delaware
Rock-Tenn Leasing Company, LLC	Georgia
RockTenn Merchandising Display Company of Canada	Nova Scotia, Canada
Rock-Tenn Mill Company, LLC	Georgia
Rock-Tenn Partition Company	Georgia
Rock-Tenn Services Inc.	Georgia
Rock-Tenn Shared Services, LLC	Georgia
Rock-Tenn XL, LLC	Georgia
RTS Embalajes de Argentina	Argentina
RTS Embalajes De Chile Limitada	Chile
RTS Empaques, S. De R.L. de CV	Mexico
RTS Packaging Canada Inc.	Nova Scotia, Canada
RTS Packaging Foreign Holdings, LLC	Georgia
TenCorr Containerboard, LLC	Nevada
Waldorf Corporation	Delaware
Wilco Inc.	Quebec, Canada